UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2008

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 24, 2008, the Board of Directors (the “Board”) of Burlington Northern Santa Fe Corporation (the “Company”) unanimously approved an amendment to and restatement of the Company’s By-Laws. Article II, Section 10(a), of the By-Laws was amended to incorporate provisions requiring advance notice of other stockholder proposals to clarify the notice provisions and to expand the disclosures the stockholder must make to the Company to enhance the Board’s ability to analyze the proposal. In furtherance of these changes, corresponding amendments were made to Article XII, Sections 1 and 3. Other technical changes were adopted to use consistent terms throughout the entire document or that would be consistent with prevalent practices at other companies.

The amended and restated By-Laws are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	By-Laws of Burlington Northern Santa Fe Corporation, as amended and restated July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: July 24, 2008	By:	/s/ Roger Nober
Roger Nober Executive Vice President Law and Secretary